EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Minister of Finance of the Republic of South Africa (the “Republic”), by his execution hereof, does hereby constitute and appoint Dondo Mogajane, Anthony Julies and Tshepiso Moahloli, and any of them acting individually, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute, deliver and file, any and all amendments, updates, and all related ancillary documentation to the Republic’s Form 18-K (File No. 033-85866) (Form 18-K), as filed with the U.S. Securities and Exchange Commission (Commission) on December 5, 2016, together with all exhibits thereto, and to the Shelf Registration Statement on Schedule B (File No. 333-216978) (Shelf Registration Statement), with respect to the securities of the Republic filed by the Republic with the Commission on March 28, 2017, pursuant to the provisions of the U.S. Securities Act of 1933, as amended, to do any and all acts and things and execute and sign any and all other documents and instruments in connection therewith as said attorney-in-fact and agent with full power and authority, to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts of the said attorney-in-fact and agent which may be lawfully done or cause to be done by virtue hereof.

PROVIDED THAT, this Power of Attorney shall not constitute a delegation of the Minister of Finance’s powers to borrow money on behalf of the Republic in terms of section 72 of the Public Finance Management Act, 1999, as amended.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand.

Date: 18 July 2017	By:	/s/ Malusi Knowledge Nkanyezi Gigaba (MP)

Malusi Knowledge Nkanyezi Gigaba (MP) Minister of Finance of the Republic of South Africa